SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                  Date of Report - January 30, 2007

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------
State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

             570 Lausch Lane
         Lancaster, Pennsylvania                      17601
---------------------------------------          --------------
(Address of principal executive offices)           (Zip Code)



        Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------


----------------------------------------------------------------
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
           _____________________________________________

           On January 29, 2007, Union National Financial
           Corporation issued a press release reporting earnings for 2006 and announcing a first quarter cash dividend, De-leveraging Strategy. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits
           _________________________________

      (b)  Exhibits.

           Exhibit No.   Description
           ___________   ___________
           99.1          Earnings Release dated January 29,2007.

                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be
signed   on its behalf by the undersigned hereunto duly
authorized.

                       UNION NATIONAL FINANCIAL CORPORATION
                                      (Registrant)


Dated: January 30, 2007        /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             Chairman, President and Chief
                             Executive Officer

                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original
_______                                 ________________________

99.1       Press Release                5

                          EXHIBIT 99.1

                          Press Release

                         PRESS RELEASE

Union National Financial Corporation Reports Earnings for 2006
________________________________________________________________
     and Announces First Quarter Cash Dividend, De-leveraging
     ________________________________________________________
                            Strategy
                            _________



Lancaster, Pennsylvania, January 29, 2007. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, reported earnings of $2,444,000 for 2006, a decrease of 27% from earnings of $3,353,000 for 2005. Basic earnings per share for 2006 were $0.97 and diluted earnings per share amounted to $0.96, as compared to basic earnings per share of $1.33 and diluted earnings per share of $1.31 for 2005. Net income for the fourth quarter of 2006 was $562,000, as compared to $802,000 for the fourth quarter of 2005. Basic and diluted earnings per share for the fourth quarter of 2006 were $0.22, as compared to basic and diluted earnings per share of $0.32 for the same period of 2005.

Union National continued to implement its strategic growth initiatives during 2006. These strategies included the relocation of our Corporate Headquarters to Lancaster, Pennsylvania in order to more effectively serve communities throughout Lancaster County, and the opening of two innovative retail offices utilizing our new Gold Cafe brand and concept. The first Gold Cafe was opened in April along the Old Philadephia Pike near the Harrisburg Area Community College and the second opened in November, 2006 along the Centerville Road.

Higher income resulting from strong growth in commercial loans and customer deposits helped Union National to achieve an increase in net interest income of 2.4% over the prior year. However, the income benefit of this growth was offset by constriction of the net interest margin by the inverted treasury yield curve, a shift in the mix of customer deposits, and continued utilization of higher-cost alternative funding sources. The opening of two Gold Cafe retail office locations during 2006, bringing Union National's total number of branches to nine, resulted in increased operating expenses over the prior year, primarily due to salaries, wages, and benefits for Gold Cafe staff and occupancy costs. Further cost increases resulted from other staff and salary additions, and higher costs associated with the relocation of our corporate headquarters.

During January 2007, Union National engaged the consulting firm of S.R. Snodgrass, A.C. ("Snodgrass") to undertake a profit enhancement project that will assist management in developing and implementing strategies for achieving higher profitability. Snodgrass utilizes a unique diagnostic methodology that aggressively locates profit improvement opportunities, coupled with a detailed implementation plan and change management techniques to build an ongoing process for innovation and efficiency with sustainable results. Each specific profit project that is identified will result in measurable targets for increases to pre-tax income.

In January 2007 in conjunction with Snodgrass' engagement, Union National decided to de-leverage its Balance Sheet. The de-leveraging strategy will strengthen Union National's equity position, enhance its income tax effectiveness, and facilitate its future core banking growth strategies for loans and deposits. Consequently, Union National reduced the size of its securities portfolio of $67,000,000 while paying down Federal Home Loan Bank debt and other short-term borrowings, thereby reducing its overall capital needs and its interest rate risk profile. Union National realized losses on the sale of securities of approximately $570,000 on a pre-tax basis and incurred prepayment penalties of approximately $30,000 on a pre-tax basis. In the aggregate, 2007 first quarter earnings are expected to be adversely impacted by approximately $396,000 after tax, or approximately $.157 per share.

The Board of Directors of Union National Financial Corporation approved the payment of its first regular quarterly cash dividend for 2007. The cash dividend of 10 cents per share is payable on February 20, 2007, to stockholders of record on February 13, 2007.


Financial Highlights           Three Months Ended
                               ___________________       Percent
                   December 31, 2006   December 31, 2005  Change
                   _________________   _________________ _______
Net Interest Income $3,712,000       $3,636,000       2.1%
Provision for Loan
 and Lease Losses           231,000          278,000     -16.9%
Other Operating Income    2,166,000        1,894,000      14.4%
Investment Securities Gains 144,000           58,000     148.3%
Other Operating Expenses  5,214,000        4,378,000      19.1%
Net Income                  562,000          802,000     -29.9%
Per Share Information:
Earnings Per Share - Basic    $0.22            $0.32     -31.3%
Earnings Per Share -
  Assuming Dilution            0.22             0.32     -31.3%
Dividends Per Share           0.140            0.160     -12.5%
Performance Ratios:
Net Interest Margin %
  (Taxable-Equivalent)         3.31%            3.70%    -10.5%
Return on Average
  Stockholders' Equity         7.76%           12.31%    -37.0%
Return on Average Realized
  Stockholders' Equity (1)     7.71%           12.17%    -36.6%
                                   Years Ended
                               ___________________       Percent
                   December 31, 2006   December 31, 2005  Change
                   _________________   _________________ _______
Net Interest Income     $14,664,000       $14,316,000       2.4%
Provision for Loan
   and Lease Losses         672,000           681,000      -1.3%
Other Operating Income    8,053,000         5,907,000      36.3%
Investment Securities Gains 209,000           104,000     101.0%
Other Operating Expenses 19,711,000        15,627,000      26.1%
Net Income                2,444,000         3,353,000     -27.1%
Per Share Information:
Earnings Per Share - Basic    $0.97             $1.33     -27.1%
Earnings Per Share -
  Assuming Dilution            0.96              1.31     -26.7%
Dividends Per Share           0.620             0.625      -0.8%
Performance Ratios:
Net Interest Margin %
  (Taxable-Equivalent)         3.45%             3.83%     -9.9%
Return on Average
  Stockholders' Equity         8.81%            12.59%    -30.0%
Return on Average Realized
  Stockholders' Equity (1)     8.55%            12.64%    -32.4%

                               Balance Sheet as of
                               ___________________       Percent
                   December 31, 2006   December 31, 2005  Change
                   _________________   _________________ _______
Total Loans and Leases  $341,113,000       $300,213,000    13.6%
Allowance for Loan
  and Lease Losses        (3,070,000)        (2,675,000)  -14.8%
Total Assets             517,597,000        462,178,000    12.0%


Total Deposits           340,075,000        296,610,000    14.7%
Total Stockholders'
  Equity                  28,548,000         27,255,000     4.7%
Per Share Information:
Book Value Per Share          $11.31             $10.84     4.3%
Balance Sheet Ratios:
Total Stockholders' Equity
   as a % of Assets             5.52%              5.89%   -6.3%
Nonperforming Loans and
   Leases as a % of
      Total Loans and Leases    0.74%              0.70%    5.7%

(1) Excludes the impact of accumulated other comprehensive income on total stockholders' equity.


Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for over 150 years. The bank operates nine retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, Chairman/President/CEO
Union National Financial Corporation
570 Lausch Lane
Lancaster, PA 17601
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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